Exhibit 10.11

SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (the “Agreement”) effective June 30, 2009 (the “Closing Date”), is by and between Platinum Studios, Inc., a California corporation ("Platinum" or “Purchaser”), having its principal offices at 11400 West Olympic Boulevard, 14th Floor, Los Angeles, California 90064; Wowio LLC, a Pennsylvania limited liability (“Wowio Penn”), having its offices at 11400 W. Olympic, 14th Floor, Los Angeles, Wowio LLC, a Texas limited liability company, with offices at 2525 Driscoll Street Houston, TX 77019 (“Wowio Texas”), and Brian Altounian (“Altounian”), an individual, and sole owner of Alliance Acquisitions, Inc., which is the sole member (“ Alliance”) of Wowio Texas.

RECITALS:

     A. ALTOUNIAN, through a newly-established Texas limited liability company, WOWIO TEXAS, which is owned 100% by Alliance, desires to obtain a controlling interest in WOWIO PENN, and will do so by causing WOWIO TEXAS to acquire 100% of the issued and outstanding securities of WOWIO PENN from Platinum.

     B. It is the intention of the parties hereto that: (i) ALTOUNIAN, shall cause WOWIO TEXAS, to acquire all (100%) of the membership interests of WOWIO PENN, in exchange for the assumption of liabilities and royalty agreement set forth below (the “Exchange”); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the Majority Interest Holders of WOWIO TEXAS reside.

     C. Alliance, as the sole member of WOWIO TEXAS deems it to be in the best interest of WOWIO TEXAS to acquire the membership interests of WOWIO PENN.

     D. Platinum deems it to be in the best interests of Platinum to sell the WOWIO PENN membership interests for the valuable consideration, as provided below.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

     1.1 Exchange of Membership Interests. WOWIO TEXAS and Platinum hereby agree that Platinum, shall, on the Closing Date (as hereinafter defined), exchange all of the issued and outstanding membership interests of WOWIO PENN (the “WOWIO PENN Membership Interests”) for the total purchase consideration of $3,150,000. The total consideration shall be comprised of the following: (1) the assumption by WOWIO TEXAS of an aggregate of $1,068,288.45 in debt owed by Platinum to those individuals (the “Platinum Creditors”) set forth on Schedule A attached hereto (“Platinum Assumed Liabilities”); (2) debt of WOWIO PENN existing as of the Closing Date in the aggregate amount of $567,760.11, as more specifically set forth on Schedule B attached hereto (the “Existing WOWIO PENN Liabilities”), and (3) an additional $1,513,936 to be paid via a royalty of 20% of gross revenues generated by WOWIO PENN,, its successors and assigns (the “Purchase Consideration Balance”) after which the royalty rate would decrease to 10%, and remain at 10% in perpetuity. The WOWIO PENN Membership Interests will be restricted against resale pursuant to the provisions of Federal and state securities laws. The WOWIO PENN Membership Interests to be tendered will represent all of the issued and outstanding capital interests of WOWIO PENN.

     1.2 Delivery of Membership Interests. On the Closing Date, Platinum will deliver to WOWIO TEXAS the certificates representing the WOWIO PENN Membership Interests, to the extent such certificates exist, duly endorsed (or with executed assignments) so as to make WOWIO TEXAS the sole owner thereof.

     1.3 Restricted Securities. The WOWIO PENN Membership Interests have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the WOWIO PENN Membership Interests, to the extent such certificates exist, will have a legend thereon in substantially the following form:

The Interests represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The Interests have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the Interests under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PLATINUM AND WOWIO PENN

The Sole Member of WOWIO PENN, Platinum, hereby represents and warrants as follows:

     2.1 Organization and Good Standing. WOWIO PENN is a limited liability company duly organized, validly existing and, to the knowledge of Platinum is in good standing under the laws of the State of Pennsylvania. WOWIO PENN has the corporate power and authority to carry on its business as presently conducted. WOWIO PENN is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

     2.2 Corporate Authority. WOWIO PENN has the power to operate as a limited liability company and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by Platinum,, and the consummation of the transaction contemplated hereby, are not in violation of any restrictions governing member transactions. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Organization or the Operating Agreement of WOWIO PENN.

     2.3 Ownership of Interests. Platinum is the owner of record and beneficially of all of the issued and outstanding membership interests of WOWIO PENN. Platinum represents and warrants that it owns such membership interests free and clear of all rights, claims, liens and encumbrances, and the membership interests have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

     2.4 Approvals. To Platinum’s knowledge, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by WOWIO PENN or Platinum for the consummation of the transactions described herein.

     2.5 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

     (i) violate any provision of the Articles of Organization or the Operating Agreement of WOWIO PENN;

     (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, WOWIO PENN or upon the properties or business of WOWIO PENN; or

     (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of WOWIO PENN.

     2.6 Litigation. Except for the pending lawsuit filed by Paul Franz against WOWIO PENN and Platinum , there are no pending lawsuits filed against WOWIO PENN.

     2.7 Access to Records. The corporate financial records, minute books and other documents and records of WOWIO PENN have been made available to WOWIO TEXAS and Altounian prior to the Closing hereof.

     2.8 Capitalization. The authorized capital of WOWIO PENN consists of one membership interest, held by Platinum.

     2.9 No Other Disclosures; “As Is” Transaction. The managing member of WOWIO TEXAS, Altounian, is also the senior officer of Platinum who has been responsible for day-today activities of WOWIO PENN since its acquisition by Platinum and, therefore, WOWIO TEXAS through its managing member, Altounian, has sufficient knowledge of WOWIO PENN, its business, operations, liabilities and assets, to consummate this acquisition of WOWIO PENN “as is and where is” without any further representations or warranties from Platinum.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF WOWIO TEXAS

     Altounian, as the sole owner of Alliance, which is the sole member of WOWIO TEXAS, together with WOWIO TEXAS hereby represent and warrant as follows:

     3.1 Organization and Good Standing. WOWIO TEXAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     3.2 Investment Representation. WOWIO TEXAS is not relying upon any representation or warranty by Sellers with respect to the value of the Interests, except as specifically set forth in this Agreement, and accordingly, no such representations or warranties are made.

     3.3 Corporate Authority. WOWIO TEXAS has the power to operate as a limited liability company and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by WOWIO TEXAS, and the consummation of the transaction contemplated hereby, are not in violation of any restrictions governing member transactions. The execution and performance of this Agreement, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which WOWIO TEXAS is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to WOWIO TEXAS or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Organization or the Operating Agreement of WOWIO TEXAS.

     3.4 Ownership. Altounian, together with his company Alliance Acquisitions, Inc., constitute a majority of the voting interests of WOWIO TEXAS.

     3.5 Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by WOWIO TEXAS for the consummation of the transactions described herein.

     3.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

     (i) violate any provision of the Articles of Organization or the Operating Agreement of WOWIO TEXAS;

     (ii) violate, conflict with or result in the breach under any contract or other agreement to which WOWIO TEXAS is a party or by or to which it or any of its assets or properties may be bound or subject;

     (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, WOWIO TEXAS or upon the properties or business of WOWIO TEXAS; or

     (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of WOWIO TEXAS.

SECTION 4A. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to the Obligation of Sellers. All obligations of Platinum under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

              (a) The assumption by WOWIO TEXAS of the Platinum Liabilities pursuant to an assignment and assumption agreement in a form acceptable to Platinum (the “Assignment and Assumption Agreement”) and receipt by Platinum of releases executed by each of the Platinum Creditors irrevocably releasing Platinum from the Platinum Liabilities in a form acceptable to Platinum (the “Creditor Releases”); and

               (b) WOWIO TEXAS shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

     4.2 Conditions Precedent to the Obligations of WOWIO TEXAS All obligations of WOWIO TEXAS under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

               (a) The representations and warranties by WOWIO PENN, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

               (b) Platinum shall have performed and complied with, in all material respects, all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

SECTION 4B. CONDITIONS SUBSEQUENT

Within 30 days following the Closing, WOWIO PENN shall execute and deliver to Platinum a royalty agreement providing for the payment of two distinct royalty percentage: 20% until Platinum receives the Purchase Consideration Balance and 10% thereafter in perpetuity, as more specifically set forth in Schedule C attached hereto (the “Royalty Agreement”);

SECTION 5. COVENANTS

     5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

     5.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Notwithstanding any right of either party to investigate the affairs of the other party and its members, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its members contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 7. INDEMNIFICATION

     7.1 Indemnification by WOWIO TEXAS and WOWIO PENN. From and after the Closing Date, WOWIO TEXAS and WOWIO PENN, jointly and severally, on their own behalf and on behalf of their successors and assigns hereby agree to indemnify, defend and hold harmless Platinum, its affiliates, subsidiaries, officers, directors, shareholders, employees, agents and other representatives (each, a “Platinum Affiliate”) from and against any and all claims, losses, damages of any kind, liabilities, obligations, actions, deficiencies, demands, costs, and expenses (whether or not arising out of third party claims), including, without limitation, all interest, fines, penalties, amounts paid in settlement, costs of mitigation, reasonable attorneys’ fees, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Damages”) imposed upon, incurred or sustained by any Platinum Affiliate arising out of or in connection with or as a result of or incident to (i) any misrepresentation made under Section 3 hereof,, (ii) the Platinum Assumed Liabilities, or (ii) the business and/or operation of WOWIO PENN, both prior and subsequent to the Closing Date, including (without limitation) the WOWIO PENN Existing Liabilities.

     7.2 Indemnification by Platinum. From and after the Closing Date, Platinum, on its own behalf and on behalf of its successors and assigns hereby agree to indemnify, defend and hold harmless WOWIO TEXAS and WOWIO PENN, and their respective affiliates, subsidiaries, officers, directors, shareholders, employees, agents and other representatives (each, a “Wowio Affiliate”) from and against any and all Damages imposed upon, incurred or sustained by any Wowio Affiliate arising out of or in connection with or as a result of or incident to any misrepresentation made under Section 2.1 through 2.8 hereof.

     7.3 Indemnification of Former Members of WOWIO PENN. Platinum previously acquired the WOWIO PENN Membership Interests from the former members of WOWIO PENN pursuant to a Membership Acquisition Agreement dated July 15, 2008 (the “Previous Acquisition Agreement”) which included indemnification provisions given to Platinum and WOWIO PENN by the former members of WOWIO PENN. In the event that WOWIO PENN and/or WOWIO TEXAS should incur any liability or cost that would otherwise be covered by the indemnification provisions of the Previous Acquisition Agreement, then Platinum hereby assigns to WOWIO PENN and WOWIO TEXAS such rights to indemnification as a successor-in-interest to Platinum’s rights under the Previous Acquisition Agreement; provided, however, nothing herein shall prevent, proscribe or circumscribe Platinum’s rights to indemnification under the Previous Acquisition Agreement to the extent Platinum incurs any liability or cost that would subject to indemnification thereunder.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING

     8.1 Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

     (a) WOWIO PENN will deliver, or will cause to be delivered, to WOWIO TEXAS the following:

          (i) Certificates, if any exist, representing the WOWIO PENN Membership Interests to be delivered to WOWIO TEXAS will be delivered, along with duly executed powers transferring such certificates to WOWIO TEXAS.

          (ii) all other items, the delivery of which is a condition precedent to the obligations of WOWIO TEXAS, as set forth in Section 4.

          (iii) resignation of the Manager;

          (iv) corporate resolutions approving sale of WOWIO PENN Membership Interests pursuant to this Agreement; and

          (v) all available corporate records of WOWIO PENN;

    (b) WOWIO TEXAS will deliver, or cause to be delivered:

          (i) the Assignment and Assumption Agreement;

          (ii) the Creditor Releases; and

          (iii) resolution of members approving the acquisition of the WOWIO PENN Membership Interests pursuant to this Agreement.

8.2 The Closing. The Closing shall take place on the Closing Date at the offices of Platinum. At the Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 9. MISCELLANEOUS

9. 1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3 Assignment. This Agreement is not assignable except by operation of law.

9.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

              To: WOWIO TEXAS:

                    Brian Altounian
                    11400 W. Olympic Blvd, Suite 1400
                    Los Angeles, California 90064
                    (310) 807-8181 direct
                    (310) 276-2799 fax

             To: WOWIO PENN/PLATINUM:

                   Scott Rosenberg, CEO
                   Platinum Studios, Inc.
                   11400 West Olympic Boulevard, Suite 1400
                   Los Angeles, California 90064

            with copy to:

                  Dieterich & Mazarei
                  11300 W. Olympic Boulevard, Suite 800
                  Los Angeles, California 90064

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

     9.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of California, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

     9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the WOWIO PENN Interests and the WOWIO TEXAS Interests and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

     9.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     9.12 Tax Treatment. WOWIO TEXAS and Platinum acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

     9.13 Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

WOWIO TEXAS LLC
a Texas limited liability company

By: Alliance Acquisitions, Inc., Sole Member

By:
_______________________________
Brian Altounian, CEO

WOWIO, LLC,
a Pennsylvania limited liability company

By: Platinum Studios, Inc., sole member

By:
____________________________
Scott Mitchell Rosenberg, CEO

PLATINUM STUDIOS, INC.

By:
Scott Mitchell Rosenberg, CEO